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                                                                    EXHIBIT 12.1

                           NATIONAL CITY CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

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                                                                                  For the Calendar Year
                                                              --------------------------------------------------------------
                   (DOLLARS IN THOUSANDS)                        2002         2001         2000         1999         1998
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
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income tax expense                              $2,405,826   $2,166,501   $1,971,892   $2,148,613   $1,647,277
Interest on nondeposit interest bearing liabilities              762,163    1,198,172    1,671,187    1,277,054      998,753
Portion of rental expense deemed representative of interest       37,544       35,281       34,825       30,567       30,397
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  Total income for computation excluding interest on
    deposits                                                   3,205,533    3,399,954    3,677,904    3,456,234    2,676,427
Interest on deposits                                           1,148,378    1,777,731    1,937,034    1,635,533    1,846,276
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  Total income for computation including interest on
    deposits                                                  $4,353,911   $5,177,685   $5,614,938   $5,091,767   $4,522,703
============================================================================================================================
Fixed charges excluding interest on deposits                  $  799,707   $1,233,453   $1,706,012   $1,307,621   $1,029,150
============================================================================================================================
Fixed charges including interest on deposits                  $1,948,085   $3,011,184   $3,643,046   $2,943,154   $2,875,426
============================================================================================================================
Ratio excluding interest on deposits                               4.01X        2.76x        2.16x        2.64x        2.60x
Ratio including interest on deposits                               2.23X        1.72x        1.54x        1.73x        1.57x
COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
  Total income for computation excluding interest on
    deposits                                                  $3,205,533   $3,399,954   $3,677,904   $3,456,234   $2,676,427
============================================================================================================================
  Total income for computation including interest on
    deposits                                                  $4,353,911   $5,177,685   $5,614,938   $5,091,767   $4,522,703
============================================================================================================================
Fixed charges excluding interest on deposits and preferred
  stock dividends                                             $  799,707   $1,233,453   $1,706,012   $1,307,621   $1,029,150
Pretax preferred stock dividends                                      32        1,563        2,065        2,691        3,357
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Fixed charges including preferred stock dividends, excluding
 interest on deposits                                            799,739    1,235,016    1,708,077    1,310,312    1,032,507
Interest on deposits                                           1,148,378    1,777,731    1,937,034    1,635,533    1,846,276
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Fixed charges including interest on deposits and preferred
  stock dividends                                             $1,948,117   $3,012,747   $3,645,111   $2,945,845   $2,878,783
============================================================================================================================
Ratio excluding interest on deposits                               4.01X        2.75x        2.15x        2.64x        2.59x
Ratio including interest on deposits                               2.23X        1.72x        1.54x        1.73x        1.57x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                                        $1,148,378   $1,777,731   $1,937,034   $1,635,533   $1,846,276
  Interest on nondeposit interest bearing liabilities            762,163    1,198,172    1,671,187    1,277,054      998,753
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  Total interest charges                                      $1,910,541   $2,975,903   $3,608,221   $2,912,587   $2,845,029
============================================================================================================================
Rental Expense:
  Building rental expense                                     $  113,769   $  106,911   $  105,529   $   92,626   $   92,112
  Portion of rental expense deemed representative of
   interest                                                       37,544       35,281       34,825       30,567       30,397
Preferred Stock Charge:
  Preferred stock dividends                                           21        1,016        1,342        1,749        2,182
  Pretax preferred dividends                                          32        1,563        2,065        2,691        3,357
============================================================================================================================
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